SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 18, 2007

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On July 18, 2007, Douglas Jeffries resigned as Chief Financial Officer (principal financial and accounting officer) of Pacific Ethanol, Inc. (the “Company”) effective immediately.

(c) (1) On July 18, 2007, John T. Miller, Chief Operating Officer of the Company, was appointed as Acting Chief Financial Officer (principal financial and accounting officer) of the Company effective immediately.

(2) John T. Miller, 61, has served as Chief Operating Officer since June 2006 and previously served as the Company’s Acting Chief Financial Officer from December 2006 to June 2007. Mr. Miller was employed at Calpine Corporation beginning in 2001 and served as a Senior Vice President from 2002 to 2006. At Calpine, Mr. Miller held several roles including managing the build-out of power projects, overseeing human resources and safety programs and leading Calpine’s strategy to centralize its power plant and corporate activities. Prior to his tenure at Calpine, Mr. Miller served from 1998 to 2001 as Vice President of Thermo Ecotek, a subsidiary of Thermo Electron, and as President of Thermo Ecotek’s Power Resources Division. Mr. Miller directed Thermo Electron’s expansion of its independent power business in the United States, Germany and the Czech Republic. He also represented Thermo Electron in managing the sale of the Power Resources Division to AES Corporation. Mr. Miller also served from 1994 to 1998 as President and Chief Executive Officer of Pacific Generation Company, a subsidiary of PacifiCorp. Prior to that time, Mr. Miller served from 1990 to 1994 as Pacific Generation Company’s Vice President of Business Development and from 1987 to 1990 as its Vice President of Operations. In 1995, Mr. Miller completed Harvard University’s Managing Global Opportunities, an executive education program. Mr. Miller has a B.S. degree in Mechanical Engineering from Oregon State University and an M.B.A. degree from the University of Portland. Mr. Miller served in the United States Navy from 1967 to 1971 as a Communications Technician.

Executive Employment Agreement

The Executive Employment Agreement with John T. Miller dated June 26, 2006 provides that Mr. Miller is employed as the Company’s Chief Operating Officer for a one-year term and automatic one-year renewals thereafter, unless either Mr. Miller or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Miller is to receive a base salary of $185,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria established by the Board on an annual basis. Mr. Miller is also entitled to reimbursement of his costs associated with his relocation to the city where the Company’s corporate headquarters are located.

The Company is also required to provide an office and administrative support to Mr. Miller and certain benefits, including medical insurance, three weeks of paid vacation per year and participation in benefit plans on the same basis and to the same extent as other executives or employees. Mr. Miller is also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, including expenditures for entertainment, gifts and travel.

In the event that Mr. Miller is terminated by the Company without cause, except upon the Company’s timely written notice prior to automatic renewal at the end of the initial term of his agreement or upon his death or disability, or in the event that Mr. Miller voluntarily resigns for good reason, he is entitled to receive severance equal to six months of base salary. Also, in such event, Mr. Miller is entitled to a prorated inventive bonus, if any, for the fiscal year during which termination occurs, and the Company is required to maintain, at its expense, in full force and effect, for Mr. Miller’s continued benefit, all medical and life insurance to which Mr. Miller was entitled immediately prior to the date of termination (or at the election of Mr. Miller in the event of a change in control, immediately prior to the date of the change in control) until the earliest of (i) 12 months, and (ii) the date or dates that Mr. Miller’s continued participation in the Company’s medical and/or life insurance plans, as applicable, is not possible under the terms of the plans (the earliest of (i) and (ii) is referred to herein as the “Benefits Date”). If the Company’s medical and/or life insurance plans do not allow Mr. Miller’s continued participation in the plan or plans, then the Company will pay to Mr. Miller, in monthly installments, from the date on which Mr. Miller’s participation in the medical and/or life insurance, as applicable, is prohibited until the Benefits Date, the monthly premium or premiums which had been payable by the Company with respect to Mr. Miller for the discontinued medical and/or life insurance, as applicable. In addition, if Mr. Miller is terminated other than for cause or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to Mr. Miller, the Company may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

The term “for good reason” is defined in the Executive Employment Agreement as (i) a general assignment by the Company for the benefit of creditors or filing by the Company of a voluntary bankruptcy petition or the filing against the Company of any involuntary bankruptcy which remains un-dismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in Mr. Miller’s titles, duties or responsibilities without his express written consent, or (iii) Mr. Miller is not paid the compensation and benefits required under the Executive Employment Agreement.

The term “for cause” is defined as (i) any intentional misapplication by Mr. Miller of Company funds or other material assets, or any other act of dishonesty injurious to the Company committed by Mr. Miller, (ii) Mr. Miller’s conviction of (a) a felony, or (b) a crime involving moral turpitude, (iii) Mr. Miller’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the Company’s Board reasonably determines renders Mr. Miller unfit to serve in his capacity as a senior executive of the Company, or (iv) Mr. Miller’s breach, nonperformance or nonobservance of any of the terms of his Executive Employment Agreement with the Company, including but not limited to his failure to adequately perform his duties or comply with the reasonable directions of the Company’s Board. However, the Company may not terminate Mr. Miller unless the Company’s Board first provides him with a written memorandum describing in detail how his performance is not satisfactory and Mr. Miller is given a reasonable period of time, but not less than 30 days, to remedy the unsatisfactory performance described in that memorandum. A determination of whether Mr. Miller has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the Company’s Board, or the Company’s entire Board if there are no disinterested directors, at the end of the period provided to Mr. Miller for remedy, and the Board’s determination shall be final.

A “change in control” of the Company will be deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company, (ii) there is a merger (other than a reincorporation merger) or consolidation in which the Company does not survive as an independent company, or (iii) the business of the Company is disposed of pursuant to a sale of assets.

Restricted Stock Grant

On October 4, 2006, the Company granted to Mr. Miller 70,200 shares of restricted stock, 17,550 shares of which vested immediately and 10,530 shares of which will vest, subject to continued employment, on each of the next five anniversaries of the grant date, under the Company’s 2006 Stock Incentive Plan (the “Plan”) pursuant to a Restricted Stock Agreement dated and effective as of October 4, 2006 by and between the Company and Mr. Miller. The grant date fair value of the 70,200 shares of restricted stock granted to Mr. Miller was $916,812 based on the fair market value of shares of the Company’s common stock on the grant date. As a condition to subsequent vesting of the shares of restricted stock, Mr. Miller must remain continuously employed by the Company on a full time basis from the grant date through each subsequent vesting date. The interest of Mr. Miller in the restricted stock may vest as to 100% of the unvested shares of restricted stock upon a change in control but only in accordance with the Plan.

(3) Not applicable.

(d) Not applicable.

(e) In connection with Mr. Jeffries resignation, the Company and Mr. Jeffries entered into a Separation Agreement (“Separation Agreement”) dated July 19, 2007. The Separation Agreement provides that the Company will pay Mr. Jeffries’ COBRA premiums necessary to continue his current group health insurance coverage through September 30, 2007. The Separation Agreement also provides that Mr. Jeffries is to relinquish all 57,500 shares of restricted stock granted to him in connection with his employment, including 7,500 shares that vested immediately upon his first date of employment and 50,000 shares that may have vested in the future. Under the Separation Agreement, in connection with Mr. Jeffries’ relinquishment of his vested shares, the Company agreed to reimburse Mr. Jeffries for any federal or state tax liability he incurs as a direct result of his return of the vested shares. The Separation Agreement includes other customary terms and conditions. This description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Number	Description

10.1	Separation Agreement dated July 19, 2007 between Pacific Ethanol, Inc. and Douglas Jeffries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: July 22, 2007	By:	/s/ CHRISTOPHER W. WRIGHT

Christopher W. Wright Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Separation Agreement dated July 19, 2007 between Pacific Ethanol, Inc. and Douglas Jeffries

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